UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 3, 2007 (June 28, 2007)

AMPAL-AMERICAN ISRAEL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	0-538	13-0435685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Arlozorov Street Tel Aviv, Israel	62098
(Address of Principal Executive Offices)	(Zip Code)

(866) 447-8636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On July 2, 2007, Ampal-American Israel Corporation (“Ampal”) issued (i) a press release regarding its inclusion in the Russell 3000 and Russell 2000 indexes in the United States and the TASE 100 and TASE 75 indexes of the Tel Aviv Stock Exchange and (ii) a press release regarding the filing with the Israeli Securities Authority of a draft preliminary prospectus for the resale and listing on the TASE of its Series A Notes. The full text of the press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report and are incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Joint Venture to Hold Interest in East Mediterranean Gas Co. S.A.E.

On June 28, 2007, Ampal and Israel Infrastructure Fund (“IIF”), together with other institutional investors (the “Original Investors”), agreed to include additional Israeli institutional investors (the “New Investors,” together with the Original Investors and IIF the “Investors”) in the previously announced joint venture to purchase and hold shares in East Mediterranean Gas. Co. (S.A.E.), an Egyptian corporation (“EMG”). As previously announced, Ampal, through a wholly owned subsidiary, Merhav Ampal Energy Ltd., entered into the initial agreement to form the joint venture on June 6, 2007. The initial agreement was amended to reflect the addition of the New Investors.

The joint venture will use the additional funds provided by the New Investors to purchase an additional 2.6% interest in EMG from Merhav (M.N.F.) Ltd. (“Merhav”) for a purchase price of approximately $57 million, which is the same purchase price (on a per share basis) paid by Ampal’s wholly-owned subsidiary for its last purchase of beneficial ownership in EMG shares in December 2006. Ampal’s wholly owned subsidiary will contribute an additional 2.6% interest in EMG above the 1.8% interest in EMG it has already agreed to contribute. At closing, the joint venture will hold a total of 8.8% of the outstanding shares of EMG. Ampal’s contribution is being valued at the same price per EMG share as the joint venture’s purchase from Merhav. Following the investment, Ampal will hold a 50% interest in the joint venture and the Investors will have a 50% interest in the joint venture for their aggregate contribution of approximately $97 million. This transaction (including the original agreement to form the joint venture) is subject to customary closing conditions.

As previously announced the joint venture entity will be a newly formed Israeli limited partnership, "Merhav Ampal Energy Holdings, LP,” whose general partner will be an Israeli company equally owned by a wholly owned subsidiary of Ampal and IIF, one of the Investors. IIF is a private equity fund specializing in investment opportunities in infrastructure projects.

Upon the closing of the transaction, Ampal’s beneficial interest in EMG, which is currently 12.5% of the outstanding shares of EMG, will remain unchanged. Ampal will thereafter hold 8.1% of the interest in EMG directly through a wholly owned subsidiary, and 4.4% of the interest in EMG through the joint venture.

EMG is an Egyptian joint stock company which has been given the right to export natural gas from Egypt to Israel and other locations in the East Mediterranean basin including via an underwater pipeline. The pipeline, which EMG expects to be completed during the first quarter of 2008, will run from El-Arish, Egypt, to Ashkelon, Israel.

The full text of the press release announcing this transaction is attached as Exhibit 99.3 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press release of Ampal-American Israel Corporation, dated July 2, 2007.
99.2	Press release of Ampal-American Israel Corporation, dated July 2, 2007.
99.3	Press release of Ampal-American Israel Corporation, dated June 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: July 3, 2007	By:	/s/Yoram Firon
		Name:	Yoram Firon
		Title:	Vice President – Investments and Corporate Affairs

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press release of Ampal-American Israel Corporation, dated July 2, 2007.
99.2	Press release of Ampal-American Israel Corporation, dated July 2, 2007.
99.3	Press release of Ampal-American Israel Corporation, dated June 28, 2007.